SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 16, 2016

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Stockholders (“Annual Meeting”) of Pacific Ethanol, Inc. (the “Company”) was held on June 16, 2016. The following proposals were approved at the Annual Meeting by the votes indicated:

Proposal One: To elect seven directors to serve on the Company’s board of directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The nominees for election were William L. Jones, Neil M. Koehler, Terry L. Stone, John L. Prince, Douglas L. Kieta, Larry D. Layne and Michael D. Kandris.

The following nominees were elected by the votes indicated to serve as directors for a one year term, or until their successors are elected and qualified:

Name	Total Votes for Director	Total Votes Withheld from Director	Total Broker Non-Votes
William L. Jones	21,458,422	432,972	10,080,901
Neil M. Koehler	21,600,311	291,083	10,080,901
Terry L. Stone	21,459,745	431,649	10,080,901
John L. Prince	21,561,598	329,796	10,080,901
Douglas L. Kieta	21,568,364	323,030	10,080,901
Larry D. Layne	21,565,399	325,995	10,080,901
Michael D. Kandris	21,615,909	275,485	10,080,901

Proposal Two: To cast a non-binding advisory vote to approve the Company’s executive compensation (“say-on-pay”).

Total Votes
For	21,380,288
Against	453,207
Abstain	57,899
Broker Non-Votes	10,080,901

Proposal Three: To ratify and approve the adoption of the Company’s 2016 Stock Incentive Plan.

Total Votes
For	19,456,556
Against	2,380,197
Abstain	54,641
Broker Non-Votes	10,080,901

Proposal Four: To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Total Votes
For	31,704,758
Against	195,380
Abstain	72,157
Broker Non-Votes	N/A

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2016	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright Vice President, General Counsel & Secretary

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